As filed with the Securities and Exchange Commission on April 11, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENABLE MIDSTREAM PARTNERS, LP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	One Leadership Square 211 North Robinson Avenue Suite 950 Oklahoma City, Oklahoma 73102 (Address of Principal Executive Offices) (Zip Code)	72-1252419 (I.R.S. Employer Identification No.)

Enable Midstream Partners, LP Long Term Incentive Plan

(Full title of the plan)

Mark C. Schroeder

General Counsel

1111 Louisiana Street

Houston, Texas 77002

(Names and address of agent for service)

(713) 207-1111

(Telephone number, including area code, of agent for service)

Copies to:

Robert J. Joseph Jones Day 77 West Wacker Drive Chicago, Illinois 60601 (312) 269-4176	Gerald M. Spedale Jason A. Rocha Baker Botts L.L.P. 910 Louisiana Street Houston, Texas 77002 (713) 229-1234

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common units representing limited partner interests	13,100,000 (1)(2)	$20.00 (3)	$262,000,000 (3)	$33,746 (3)

(1)	Represents the common units representing limited partners interests (the “Common Units”) of Enable Midstream Partners, LP (the “Registrant”) issuable pursuant to the Enable Midstream Partners, LP Long Term Incentive Plan (the “Plan”) being registered hereon.
(2)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional Common Units as may become issuable under the anti-dilution provisions of the Plan.
(3)	Estimated solely for the purposes of calculating the amount of the registration fee in accordance with Rule 457(c) and 457(h) of the Securities Act, solely for the purpose of computing the registration fee and based upon the initial public offering price per Common Unit of $20.00 as set forth in the prospectus of the Registrant relating thereto dated April 10, 2014 as filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act.

PART I.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Enable Midstream Partners, LP (the “Registrant”) will provide all participants in the Enable Midstream Partners, LP Long Term Incentive Plan (the “Plan”) with the document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the note to Part I of Form S-8 and Rule 428 of the Securities Act, the Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this registration statement on Form S-8 (this “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Registrant are hereby incorporated in this Registration Statement by reference:

•	The Registrant’s prospectus filed pursuant to Rule 424(b) on April 10, 2014, relating to the Registrant’s registration statement on Form S-1 (File No. 333-192542); and

•	The description of the Registrant’s common units representing limited partner interests contained in the Registrant’s registration statement on Form 8-A (File No. 001-36413) filed with the Commission on April 9, 2014 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating, changing or modifying such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed with the Commission by the Registrant pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Subject to any terms, conditions, or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever.

Section 7.7(a) of the Registrant’s Second Amended and Restated Agreement of Limited Partnership (the “Partnership Agreement”) provides that the Registrant will indemnify and hold harmless the following persons (each, an “Indemnitee”), in most circumstances, to the fullest extent permitted by law, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals:

•	Enable GP, LLC, the Registrant’s general partner (the “General Partner”);

•	any departing general partner;

•	any person who is or was an affiliate of the General Partner or any departing general partner;

•	any person who is or was a manager, managing member, general partner, director, officer, fiduciary or trustee of the Registrant, its subsidiaries, the General Partner or any departing general partner or any of their affiliates;

•	any person who is or was serving at the request of the General Partner or any departing general partner or any of their respective affiliates as a manager, managing member, general partner, director, officer, fiduciary or trustee of another person owing a fiduciary duty to the Registrant or any of its subsidiaries, provided that a person is not an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services;

•	solely with respect to matters occurring before the closing date of the initial offering and sale of common units to the public, Enogex Holdings LLC, Bronco Midstream Infrastructure LLC, and any of their affiliates and their respective members, partners, directors and officers; and

•	any person the General Partner designates as an Indemnitee for purposes of the Partnership Agreement because such person’s status, service or relationship exposes such person to potential claims, demands, suits or proceedings relating to the business and affairs of the Registrant and its subsidiaries.

Any indemnification described above will be made only out of the Registrant’s assets. The General Partner will not be personally liable for such indemnification and will have no obligation to contribute or loan any monies or property to the Registrant to enable the Registrant to effectuate such indemnification.

Section 7.7(b) of the Partnership Agreement states that to the fullest extent permitted by law, expenses (including legal fees and expenses) incurred by an Indemnitee in appearing at, participating in or defending any claim, demand, action, suit or proceeding will, from time to time, be advanced by the Registrant prior to a determination that the Indemnitee is not entitled to be indemnified upon receipt by the Partnership of any undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized by Section 7.7 of the Partnership Agreement.

The Registrant may purchase and maintain (or reimburse the General Partner or its affiliates for the cost of) insurance, on behalf of the General Partner, its affiliates and such other persons as the General Partner determines, covering liabilities that may be asserted against, or expense that may be incurred by, such persons for the Registrant’s activities or such person’s activities on behalf of the Registrant, regardless of whether the Registrant would have the power to indemnify such person against such liability under the Partnership Agreement.

Subject to any terms, conditions or restrictions set forth in the limited liability company agreement, Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Under the Second Amended and Restated Limited Liability Company Agreement, as amended of the General Partner (the “LLC Agreement”), in most circumstances, the General Partner will indemnify the following persons, to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, and whether formal or informal and including appeals: (i) any Member (as defined in the LLC Agreement); (ii) any person who is or was a director, officer, fiduciary, trustee, manager or managing member of the General Partner, the Registrant and its subsidiaries or a Member; (iii) any person who is or was serving at the request of a Member as a director, officer, fiduciary, trustee, manager or managing member of another person owing a fiduciary duty to the General Partner or the Registrant and its subsidiaries; provided that a person is not an Indemnitee by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services; (iv) any person who controls a Member; and (v) any person designated by the board of directors of the General Partner.

The General Partner may purchase and maintain insurance, on behalf of the General Partner, its affiliates, the indemnitees and such other persons as the General Partner determines, covering liabilities that may be asserted against, or expense that may be incurred by, such person in connection with the General Partner’s or any of its affiliate’s activities or such person’s activities on behalf of the General Partner or any of its affiliates, regardless of whether the General Partner would have the power to indemnify such person against such liability under the LLC Agreement.

Item 7. Exemptions from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following documents are filed as exhibits to this registration statement:

Exhibit Number	Description

4.1*	Certificate of Limited Partnership of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form S-1 (File No. 333-192545), filed on November 26, 2013).

4.2*	Form of Second Amended and Restated Agreement of Limited Partnership of Enable Midstream Partners, LP (incorporated by reference to Appendix A to Amendment No. 6 the Registrant’s registration statement on Form S-1 (File No. 333-192545), filed on April 1, 2014).

4.3	Enable Midstream Partners, LP Long Term Incentive Plan.

4.4*	Form of Performance Unit Award Agreement (incorporated by reference to Exhibit 10.20 to Amendment No. 4 to the Registrant’s registration statement on Form S-1 (File No. 333-192545), filed on March 26, 2014).

4.5*	Form of Restricted Unit Grant Agreement for CEO IPO Unit Grant (incorporated by reference to Exhibit 10.21 to Amendment No. 4 to the Registrant’s registration statement on Form S-1 (File No. 333-192545), filed on March 26, 2014).

4.6*	Form of Restricted Unit Grant Agreement for CFO IPO Unit Grant (incorporated by reference to Exhibit 10.22 to Amendment No. 4 to the Registrant’s registration statement on Form S-1 (File No. 333-192545), filed on March 26, 2014).

4.7*	Form of Restricted Unit Grant Agreement for the CEO Additional Payment Unit Grant (incorporated by reference to Exhibit 10.23 to Amendment No. 4 to the Registrant’s registration statement on Form S-1 (File No. 333-192545), filed on March 26, 2014).

4.8*	Form of Restricted Unit Grant Agreement for the CFO Additional Payment Unit Grant (incorporated by reference to Exhibit 10.24 to Amendment No. 4 to the Registrant’s registration statement on Form S-1 (File No. 333-192545), filed on March 26, 2014).

4.9*	Form of Phantom Unit Grant Agreement (incorporated by reference to Exhibit 10.25 to Amendment No. 4 to the Registrant’s registration statement on Form S-1 (File No. 333-192545), filed on March 26, 2014).

5.1	Opinion of Jones Day as to the legality of the securities being registered.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Jones Day (included in Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

*	Incorporated herein by reference as indicated.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on April 11, 2014.

ENABLE MIDSTREAM PARTNERS, LP

By:	Enable GP, LLC
Its general partner

By:	/s/ Lynn L. Bourdon, III
Lynn L. Bourdon, III
President and Chief Executive Officer

Each person whose signature appears below appoints Mark C. Schroeder and J. Brent Hagy, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lynn L. Bourdon, III	President and Chief Executive Officer	April 11, 2014
Lynn L. Bourdon, III	(Principal Executive Officer)

/s/ Rodney J. Sailor	Chief Financial Officer	April 11, 2014
Rodney J. Sailor	(Principal Financial Officer)

/s/ Tom Levescy	Chief Accounting Officer and Controller	April 11, 2014
Tom Levescy	(Principal Accounting Officer)

/s/ Peter B. Delaney	Director	April 11, 2014
Peter B. Delaney

/s/ Peter H. Kind	Director	April 11, 2014
Peter H. Kind

Signature	Title	Date

/s/ Scott M. Prochazka	Director	April 11, 2014
Scott M. Prochazka

/s/ Gary L. Whitlock	Director	April 11, 2014
Gary L. Whitlock

/s/ Sean Trauschke	Director	April 11, 2014
Sean Trauschke

EXHIBIT INDEX

Exhibit Number	Description

4.1*	Certificate of Limited Partnership of the Registrant, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s registration statement on Form S-1 (File No. 333-192545), filed on November 26, 2013).

4.2*	Form of Second Amended and Restated Agreement of Limited Partnership of Enable Midstream Partners, LP (incorporated by reference to Appendix A to Amendment No. 6 the Registrant’s registration statement on Form S-1 (File No. 333-192545), filed on April 1, 2014).

4.3	Enable Midstream Partners, LP Long Term Incentive Plan.

4.4*	Form of Performance Unit Award Agreement (incorporated by reference to Exhibit 10.20 to Amendment No. 4 to the Registrant’s registration statement on Form S-1 (File No. 333-192545), filed on March 26, 2014).

4.5*	Form of Restricted Unit Grant Agreement for CEO IPO Unit Grant (incorporated by reference to Exhibit 10.21 to Amendment No. 4 to the Registrant’s registration statement on Form S-1 (File No. 333-192545), filed on March 26, 2014).

4.6*	Form of Restricted Unit Grant Agreement for CFO IPO Unit Grant (incorporated by reference to Exhibit 10.22 to Amendment No. 4 to the Registrant’s registration statement on Form S-1 (File No. 333-192545), filed on March 26, 2014).

4.7*	Form of Restricted Unit Grant Agreement for the CEO Additional Payment Unit Grant (incorporated by reference to Exhibit 10.23 to Amendment No. 4 to the Registrant’s registration statement on Form S-1 (File No. 333-192545), filed on March 26, 2014).

4.8*	Form of Restricted Unit Grant Agreement for the CFO Additional Payment Unit Grant (incorporated by reference to Exhibit 10.24 to Amendment No. 4 to the Registrant’s registration statement on Form S-1 (File No. 333-192545), filed on March 26, 2014).

4.9*	Form of Phantom Unit Grant Agreement (incorporated by reference to Exhibit 10.25 to Amendment No. 4 to the Registrant’s registration statement on Form S-1 (File No. 333-192545), filed on March 26, 2014).

5.1	Opinion of Jones Day as to the legality of the securities being registered.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Ernst & Young LLP.

23.3	Consent of Jones Day (included in Exhibit 5.1).

24.1	Power of Attorney (set forth on the signature page of this Registration Statement).

*	Incorporated herein by reference as indicated.